Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

Pfizer Contacts:	Media Contact:
Joan Campion
(212) 733-2798
Investor Contact:
Chuck Triano
(212) 733-3901

ANNOUNCEMENT REGARDING ALLERGAN PLC

NEW YORK, NY, October 29—Pfizer notes the announcement by Allergan that was released earlier today regarding a potential transaction between the companies. Pfizer confirms that it is in preliminary friendly discussions with Allergan in relation to a potential transaction.

Pfizer emphasizes that no agreement has been reached and there can be no certainty that these discussions will lead to a transaction, or as to the terms on which a transaction, if any, might be agreed.

Pfizer will not comment on speculation regarding the terms of a potential transaction. Any further announcement will be made if and when appropriate.

The directors of Pfizer accept responsibility for the information contained in this announcement. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

This announcement does not constitute an announcement of a firm intention to make an offer under Rule 2.5 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (Takeover Rules). Any holder of 1% or more of any class of relevant securities of Allergan plc or of Pfizer Inc. may have disclosure obligations under Rule 8.3 of the Takeover Rules from the date of this announcement.

A copy of this announcement will be available on the Pfizer website at www.pfizer.com.

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Additional U.S.-Related Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Pfizer or Allergan.

This announcement contains certain forward-looking statements with respect to a potential transaction between Pfizer and Allergan. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use future dates or words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that a transaction will not be pursued or that a transaction will not be agreed to, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to a possible transaction, adverse effects on the market price of Pfizer’s common stock and on Pfizer’s operating results because of a failure to pursue or to complete a possible transaction, failure to realize the expected benefits of a possible transaction, negative effects of the announcement or the consummation of an agreed transaction on the market price of Pfizer’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the companies following a possible transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Pfizer’s plans with respect to Allergan (if any), actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. Pfizer assumes no obligation to update or revise the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. A further description of risks and uncertainties can

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be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.pfizer.com.

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